                   SECURITIES AND EXCHANGE COMMISSION


                        Washington, D.C. 20549

                             FORM 8-K

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

             Date of report (Date of earliest event reported):
                           January 31, 2000

                   PAPA JOHN'S INTERNATIONAL, INC.
        (Exact name of registrant as specified in its charter)


            DELAWARE                            61-1203323
(State or other jurisdiction of         (I.R.S. Employer identification
incorporation or organization)                       number)


                       2002 PAPA JOHN'S BOULEVARD
                    LOUISVILLE, KENTUCKY  40299-2334
                (Address of principal executive offices)

                            (502) 261-7272
         (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On January 31, 2000, Papa John's International, Inc. announced that its Board of Directors approved an increase to $150 million in the amount of the company's common stock which may be repurchased by the company from time to time through December 31, 2000. The company announced that it completed the $100 million in common stock repurchases previously authorized by its Board of Directors. The company also announced that its Board of Directors has authorized an increase of its existing credit availability to $200 million to fund the increased share repurchase and for general corporate purposes. This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits 99.1 Press Release dated January 31, 2000.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       PAPA JOHN'S INTERNATIONAL, INC.
                       -------------------------------

                                (Registrant)

Date: February 1, 2000                    /s/ E. Drucilla Milby
                                         ---------------------
                                             E. Drucilla Milby
                                          Senior Vice President,
                                          Chief Financial Officer
                                          and Treasurer

                          EXHIBIT INDEX

EXHIBIT NO.

99.1 Press Release dated January 31, 2000



                               EXHIBIT 99.1
-----------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
---------------------

FOR MORE INFORMATION, CONTACT:

Dru Milby
Chief Financial Officer and Treasurer
Papa John's International, Inc.
(502) 261-4942


                         PAPA JOHN'S INCREASES STOCK
                   REPURCHASE AUTHORIZATION TO $150 MILLION

Louisville, KY (January 31, 2000) -- Papa John's International, Inc. (NASDAQ:
PZZA) today announced that its Board of Directors has approved an increase to $150 million in the amount of the company's common stock which may be repurchased by the company from time to time through December 31, 2000. The authorization includes both open market purchases as well as private transactions.

The company announced that it has completed the $100 million in common stock repurchases previously authorized by its Board of Directors. After such repurchases, the company currently has approximately 27.3 million shares of common stock outstanding on a fully diluted basis.

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The company also announced that its Board of Directors has authorized an increase of its existing credit availability to $200 million to fund the increased share repurchase and for general corporate purposes.

At January 31, 2000, there were 2,283 Papa John's restaurants (591 company-owned and 1,692 franchised) operating in 47 states and six international markets. Papa John's also owns or franchises 206 Perfect Pizza restaurants (15 company-owned and 191 franchised) in the United Kingdom. For more information about the company, visit Papa John's at www.papajohns.com.